EX-99.906CERT

CERTIFICATIONS

David R. Carson, Principal Executive Officer, and Jennifer L. Leamer, Principal Accounting Officer, of Alambic Mid Cap Growth Plus Fund, Alambic Mid Cap Value Plus Fund, Alambic Small Cap Growth Plus Fund, Alambic Small Cap Value Plus Fund, Blue Current Global Dividend Fund, Marshfield Concentrated Opportunity Fund, and Topturn OneEighty Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2018 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL ACCOUNTING OFFICER

Ultimus Managers Trust	Ultimus Managers Trust

/s/ David R. Carson	/s/ Jennifer L. Leamer

David R. Carson, Principal Executive Officer of Alambic Mid Cap Growth Plus Fund, Alambic Mid Cap Value Plus Fund, Alambic Small Cap Growth Plus Fund, Alambic Small Cap Value Plus Fund, Blue Current Global Dividend Fund, Marshfield Concentrated Opportunity Fund and Topturn OneEighty Fund

Jennifer L. Leamer, Treasurer and Principal Accounting Officer

Date: May 9, 2018	Date: May 9, 2018

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Cutler Trust and will be retained by The Cutler Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.